UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As reported on a Current Report on Form 8-K filed by Tessera Technologies, Inc. (“Tessera”) on August 1, 2006, Tessera announced on August 1, 2006 that it has entered into a definitive agreement with Infineon Technologies AG (“Infineon”) and its subsidiary, Qimonda AG (“Qimonda”). The purpose of this Current Report on Form 8-K/A is to amend the previously filed Current Report on Form 8-K to supplement the disclosure relating to such agreements, and include as exhibits the agreements entered into with Infineon and Qimonda.

Under the terms of license agreements entered into with each of Infineon and Qimonda (together, the “Agreements”), Infineon will pay $10 million in cash and Qimonda will pay $40 million in cash for a world-wide, non-exclusive, royalty-bearing license to Tessera’s Compliant Chip (TCC) technology. In connection with the Agreements, Tessera, Infineon and Qimonda have agreed to settle all outstanding litigation between the companies.

The foregoing description is qualified in its entirety by reference to the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Infineon TCC License Agreement, by and between Tessera and Infineon, dated as of July 1, 2006.

10.2	Qimonda TCC License Agreement, by and between Tessera and Qimonda, dated as of July 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Christopher M. Pickett
	Name:	Christopher M. Pickett
	Title:	Executive Vice President, Licensing Business

EXHIBIT INDEX

Exhibit No.	Description
10.1	Infineon TCC License Agreement, by and between Tessera and Infineon, dated as of July 1, 2006.

10.2	Qimonda TCC License Agreement, by and between Tessera and Qimonda, dated as of July 1, 2006.